In re SFA, Inc		Case No. 02-50562

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF DECEMBER, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ -
Materials	$ -
Direct Labor	$ -
Overhead	$ -
Gross Profit		$ -

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ 1,051.45
Telephone and Utlities	$ 77.16
Attorney and other Professional Fees	$ 918.79
UST Quarterly Fees	$ -
Other Expenses	$ 12,261.48
Total Operating Expenses		$ 14,308.88
Net Income (Loss)		$ (14,308.88)

CURRENT ASSETS
Accounts Receivable at end of month		$ 104,401.26
Increase (Decrease) in AR for month		$ (3,410.61)
Inventory at end of month		$ 1,169.56
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ 44,830.93
Increase (Decrease) in Cash for month		$ 6,008.50

LIABILITIES
Increase (Decrease) in post-petition debt		$ -
Increase (Decrease) in pre-petition debt		$ -
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (733.26)
Total Taxes Payable		$ (733.26)

Footnote:
Accrued Advalorem Taxes	(733.26)
Tonnage Tax	0.00
Pre Income Tax Payable	0.00
Pre Tonage Tax	0.00
Pre Federal Gas Tax Payable	0.00
Pre Accrued Advalorem Taxes	0.00
(733.26)